UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2017, Trovagene, Inc.  (the “Company”) entered into a stock award agreement (the “Agreement”) with William J. Welch, the Company’s CEO (the “Executive”), pursuant to which an initial grant of 745,392 shares of common stock (the “Grant”) was issued to the Executive under the Company’s 2014 Equity Incentive Plan, as amended (the “Plan), all of which shares vested upon grant.  In addition, the Company agreed to make additional grants of common stock (the “Additional Grants”) to the Executive on a quarterly basis beginning on January 15, 2018 and continuing until October 15, 2019.  All grants will be vested upon date of grant and are subject to a one year lock-up from each date of grant.  It is intended that, in the aggregate, the shares issued to the Executive under the Agreement will constitute 5% of the issued and outstanding shares of common stock as of the last grant date scheduled for October 15, 2019 (the “Award Shares”).  The Additional Grants shall be adjusted as is necessary to maintain such percentage.  The Compensation Committee of the Board in its discretion may decide to make such Additional Grants at an earlier date or dates.

Pursuant to the Agreement, the Company has agreed to pay to or on behalf of the Executive the amount necessary to satisfy the full amount of the Executive’s federal, state and local taxes as a result of the grant of the Award Shares.  Upon the date the Executive ceases to be an employee of the Company for any reason, the Company may elect to repurchase all or any portion of the vested Award Shares at a price equal to the fair market value of the Award Shares.  In addition, upon the consummation of a sale of the Company, a termination by the Company without Cause (as defined in the employment agreement dated May 6, 2016 between the Company and the Executive (the “Employment Agreement”)) or the Executive’s resignation for Good Reason as defined in the Employment Agreement, the Executive shall be entitled to receive either (i) cash in an amount equal to the difference between the fair market value of the Award Shares then held by Executive and the fair market value of the Award Shares Executive would have received if he held 5% of the issued and outstanding shares of common stock of the Company or (ii) such additional grants as is necessary to increase the Executive’s total Award Shares to equal 5% of the shares of common stock issued and outstanding as of such date.

The foregoing description of the terms of the Stock Award Agreement is not complete and is qualified in its entirety by reference to the full extent thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         August 18, 2017

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
President and Chief Executive Officer